Exhibit 24.1

POWER OF ATTORNEY

1.               BY THIS POWER OF ATTORNEY, the undersigned, in his or her capacity as director, manager, member or general partner, as applicable, of the entities listed on Schedule I hereto, or as a director, manager or member of any such general partner of any of the entities listed on Schedule I hereto, and in his or her capacity as president, vice president, secretary, principal executive officer, principal financial officer or controller or principal accounting officer, as applicable, of the entities listed on Schedule I hereto, hereby appoints Kenneth B. Gilman and J. Gordon Smith or any duly authorized designee of Asbury Automotive Group, Inc. (the “Company”), acting jointly or singly, to be its attorneys-in-fact (each, an “Attorney”) to do and execute any and all acts and things contemplated by the exchange offer of $200,000,000 aggregate principal amount of the Company’s 8% Senior Subordinated Notes due 2004 (the “Exchange Offer”), including, without limitation, to:

(i)            sign any Exchange Registration Statement, Shelf Registration Statement or registration statement on Form 8-A (together, the “Registration Statements”) to be filed with the Commission in connection with the Exchange Offer, and to sign any or all amendments to such Registration Statements, including pre-effective and post-effective amendments, and to file the same, with all exhibits thereto and other documents in connection therewith, including any registration statement filed pursuant to Rule 462(b) under the Securities Act, with the Commission and other appropriate governmental agencies;

(ii)           approve, complete, execute and deliver the Exchange Securities on his or her behalf; and

(iii)          approve, complete, execute and deliver on his or her behalf any other document the Attorney shall think necessary, desirable or convenient for the purposes of implementing the transactions contemplated by the Exchange Offer;

and generally to act in relation to the foregoing matters with full power to appoint a further attorney or attorneys (each a “Substitute”) to act in addition to or in substitution for the Attorney.

2.             The entities listed on Schedule I hereto hereby undertake to ratify everything which the Attorney and any Substitute shall do or purport to do on behalf of such entity by virtue of these presents and will fully indemnify the Attorney and any Substitute against all losses, liabilities, costs, claims, actions, demands or expenses which he may incur or which may be made against him as a result of or in connection with anything lawfully done by virtue of these presents.

3.             Capitalized terms used but not defined herein which are defined in the Exchange and Registration Rights Agreement dated as of December 23, 2003, among Asbury Automotive Group, Inc., the Guarantors named therein and Goldman, Sachs & Co. and J. P. Morgan Securities, Inc. (the “Registration Rights Agreement”), shall have the meanings given to them in the Registration Rights Agreement.

4.             THIS POWER OF ATTORNEY shall be governed by and construed in accordance with New York law.

IN WITNESS whereof the undersigned has duly signed this Power of Attorney this 17th day of March, 2004.

/s/ Timothy C. Collins
Timothy C. Collins

IN WITNESS whereof the undersigned has duly signed this Power of Attorney this 17th day of March, 2004.

/s/ Thomas R. Gibson
Thomas R. Gibson

IN WITNESS whereof the undersigned has duly signed this Power of Attorney this 22nd day of March, 2004.

/s/ Ben David McDavid Sr.
Ben David McDavid Sr.

IN WITNESS whereof the undersigned has duly signed this Power of Attorney this 17th day of March, 2004.

/s/ John M. Roth
John M. Roth

IN WITNESS whereof the undersigned has duly signed this Power of Attorney this 17th day of March, 2004.

/s/ Ian K. Snow
Ian K. Snow

IN WITNESS whereof the undersigned has duly signed this Power of Attorney this 12th day of March, 2004.

/s/ Thomas F. McLarty, III
Thomas F. McLarty, III

IN WITNESS whereof the undersigned has duly signed this Power of Attorney this 17th day of March, 2004.

/s/ Vernon E. Jordan
Vernon E. Jordan

IN WITNESS whereof the undersigned has duly signed this Power of Attorney this 12th day of March, 2004.

/s/ Philip F. Maritz
Philip F. Maritz

IN WITNESS whereof the undersigned has duly signed this Power of Attorney this 16th day of March, 2004.

/s/ Thomas C. Israel
Thomas C. Israel

IN WITNESS whereof the undersigned has duly signed this Power of Attorney this 12th day of March, 2004.

/s/ Jeffrey I. Wooley
Jeffrey I. Wooley

IN WITNESS whereof the undersigned has duly signed this Power of Attorney this 17th day of March, 2004.

/s/ Michael Durham
Michael Durham

IN WITNESS whereof the undersigned has duly signed this Power of Attorney this 18th day of March, 2004.

/s/ Hunter Johnson
Hunter Johnson

IN WITNESS whereof the undersigned has duly signed this Power of Attorney this 16th day of March, 2004.

/s/ Robert D. Frank
Robert D. Frank

IN WITNESS whereof the undersigned has duly signed this Power of Attorney this 17th day of March, 2004.

/s/ Thomas G. McCollum
Thomas G. McCollum

IN WITNESS whereof the undersigned has duly signed this Power of Attorney this 17th day of March, 2004.

/s/ Robert Baker
Robert Baker

IN WITNESS whereof the undersigned has duly signed this Power of Attorney this 17th day of March, 2004.

/s/ Kathleen Nolan
Kathleen Nolan

IN WITNESS whereof the undersigned has duly signed this Power of Attorney this 17th day of March, 2004.

/s/ Thomason Solomon
Thomason Solomon

IN WITNESS whereof the undersigned has duly signed this Power of Attorney this 12th day of March, 2004.

/s/ Charles R. Oglesby
Charles R. Oglesby

IN WITNESS whereof the undersigned has duly signed this Power of Attorney this 12th day of March, 2004.

/s/ Paul Hart
Paul Hart

IN WITNESS whereof the undersigned has duly signed this Power of Attorney this 16th day of March, 2004.

/s/ Todd Shores
Todd Shores

IN WITNESS whereof the undersigned has duly signed this Power of Attorney this 16th day of March, 2004.

/s/ Keith Synder
Keith Synder

IN WITNESS whereof the undersigned has duly signed this Power of Attorney this 17th day of March, 2004.

/s/ John C. Stamm
John C. Stamm

IN WITNESS whereof the undersigned has duly signed this Power of Attorney this 17th day of March, 2004.

/s/ Paul Lambert
Paul Lambert

IN WITNESS whereof the undersigned has duly signed this Power of Attorney this 17th day of March, 2004.

/s/ David Surguine
David Surguine

IN WITNESS whereof the undersigned has duly signed this Power of Attorney this 17th day of March, 2004.

/s/ Paul Buch
Paul Buch

IN WITNESS whereof the undersigned has duly signed this Power of Attorney this 11th day of March, 2004.

/s/ C.V. Nalley, III
C.V. Nalley, III

IN WITNESS whereof the undersigned has duly signed this Power of Attorney this 17th day of March, 2004.

/s/ Joseph E. Shine
Joseph E. Shine

IN WITNESS whereof the undersigned has duly signed this Power of Attorney this 17th day of March, 2004.

/s/ Daniel Herwaldt
Daniel Herwaldt

IN WITNESS whereof the undersigned has duly signed this Power of Attorney this 17th day of March, 2004.

/s/ Luther Coggin
Luther Coggin

IN WITNESS whereof the undersigned has duly signed this Power of Attorney this 17th day of March, 2004.

/s/ Charlie Tomm
Charlie Tomm

IN WITNESS whereof the undersigned has duly signed this Power of Attorney this 17th day of March, 2004.

/s/ Nancy D. Noble
Nancy D. Noble

IN WITNESS whereof the undersigned has duly signed this Power of Attorney this 17th day of March, 2004.

/s/ Robert E. Gray
Robert E. Gray

IN WITNESS whereof the undersigned has duly signed this Power of Attorney this 17th day of March, 2004.

/s/ Michael S. Kearney
Michael S. Kearney

IN WITNESS whereof the undersigned has duly signed this Power of Attorney this 17th day of March, 2004.

/s/ J.L. Dagenhart
J.L. Dagenhart

IN WITNESS whereof the undersigned has duly signed this Power of Attorney this 17th day of March, 2004.

/s/ William L. Childs
William L. Childs

IN WITNESS whereof the undersigned has duly signed this Power of Attorney this 17th day of March, 2004.

/s/ Steve Silverio
Steve Silverio

IN WITNESS whereof the undersigned has duly signed this Power of Attorney this 17th day of March, 2004.

/s/ Daniel Powell
Daniel Powell

IN WITNESS whereof the undersigned has duly signed this Power of Attorney this 17th day of March, 2004.

/s/ Martin Mindling
Martin Mindling

IN WITNESS whereof the undersigned has duly signed this Power of Attorney this 11th day of March, 2004.

/s/ John R. Capps
John R. Capps

IN WITNESS whereof the undersigned has duly signed this Power of Attorney this 11th day of March, 2004.

/s/ Gary Schulz
Gary Schulz

IN WITNESS whereof the undersigned has duly signed this Power of Attorney this 12th day of March, 2004.

/s/ Douglas M. Tew
Douglas M. Tew

IN WITNESS whereof the undersigned has duly signed this Power of Attorney this 11th day of March, 2004.

/s/ Michael Kane
Michael Kane

IN WITNESS whereof the undersigned has duly signed this Power of Attorney this 11th day of March, 2004.

/s/ Jay Torda
Jay Torda